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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



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Pricing Supplement No. 55                                 Trade Date: 02/18/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 02/21/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 19, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFD1              $5,511,000.00              3.25%                  08/15/08                 100%


    Interest Payment
       Frequency                                                               Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption   (including the redemption price)
    ----------------        -----------------         ----------            --------------------------------
        08/15/03                   Yes                    Yes                           100% 02/15/04
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,458,645.50             $52,354.50                $1.75             ABN AMRO Financial
                                                                             Services, Inc.
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